UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-189160 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[✓ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
This Current Report contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning. These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.
These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	general economic conditions, either nationally or in our market areas, that are worse than expected;
•	competition among depository and other financial institutions;
•
inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues or reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary markets;

•	adverse changes in the securities or secondary mortgage markets;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to manage market risk, credit risk and operational risk in the current economic conditions;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•	our ability to successfully integrate acquired entities;
•	changes in consumer spending, borrowing and savings habits;
•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;
•	significant increases in our loan losses; and
•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01                          Other Events
On December 19, 2013, Waterstone Financial, Inc., a federal corporation ("Waterstone-Federal"), filed with the Securities and Exchange Commission a supplement to the proxy statement/prospectus dated November 6, 2013 that had been provided to stockholders regarding the mutual-to-stock conversion of Lamplighter Financial, MHC.  The supplement provides additional information regarding Waterstone-Federal's recent and expected operating results, which are included below.

In addition, the supplement indicates that, in light of the information discussed in the supplement, Waterstone Financial, Inc., a Maryland corporation and the proposed new holding company for Waterstone Bank SSB ("New Waterstone"), will also be providing persons who placed orders for shares in the subscription and community offerings an opportunity to adjust their orders.  Stockholders who placed orders for New Waterstone common stock in the subscription and community offerings will be sent separate materials with respect to their order.

RECENT OPERATING RESULTS

            During the two-months ended November 30, 2013, Waterstone Mortgage Corporation had a pre-tax loss of $112,000.  The pre-tax loss included a $1.5 million operating loss, which was offset by a $1.4 million gain on the sale of mortgage servicing rights.  An increase in market interest rates beginning in the spring of 2013 has contributed to a decrease in mortgage loan origination volumes nationally as well as at Waterstone Mortgage Corporation.  Loans originated for sale in the secondary market by Waterstone Mortgage Corporation totaled $210.4 million for the two months ended November 30, 2013, compared to $441.5 million for three months ended September 30, 2013, resulting in average monthly originations of $105.2 million for the two months ended November 30, 2013 compared to average monthly originations of $147.2 million for the quarter ended September 30, 2013.  The decrease in loan origination volumes primarily reflected a decrease in demand for refinanced loans in a rising interest rate environment.  Loan origination volumes were further affected by the federal government shutdown in October 2013, as described in the proxy statement/prospectus "Risk Factors—Risks Related to Our Business—The recent federal government shutdown is expected to result in reduced loan originations and related gains on sale during the fourth quarter of 2013, and any future federal government shutdown could negatively affect our financial condition and results of operations" included in the prospectus.

Waterstone Mortgage Corporation's pre-tax income was further negatively impacted by a significant decrease in hedging income on interest rate risk management activities.  Waterstone Mortgage Corporation commits to sell fixed amounts of loans to third parties, and makes certain investments to mitigate the interest rate risk associated with those sales.  During the quarter ended September 30, 2013, Waterstone Mortgage Corporation earned $1.2 million in pre-tax income, or an average of $394,000 per month, on such activities, compared to $269,000 of pre-tax income, or an average of $134,000 per month, for the two months ended November 30, 2013.

In addition to the decline in mortgage banking revenue, our mortgage banking expenses increased due to start-up costs related to new mortgage company branch offices added in October and November, and during the quarter ended September 30, 2013.  These costs have partially offset the reduction in compensation and benefits expense that occurred at Waterstone Mortgage Corporation resulting from decreased loan commissions paid to our loan originators because of decreased loan originations during this period.  As part of our strategy of increasing mortgage banking revenue during periods of rising interest rates and declining mortgage refinance activity, we added new mortgage company branch offices to increase total loan origination volume.  This strategy resulted in start-up costs primarily comprised of recruiting fees or bonuses for office managers and loan officers, salary guarantees for up to three months during which time the new office builds its production pipeline, and office occupancy and improvement costs.  We added one office during the two months ended November 30, 2013 and six offices during the three months ended September 30, 2013.  New branch office start-up costs included in noninterest expense totaled $579,000 for the two months ended November 30, 2013 and $325,000 for the three months ended September 30, 2013.

The above effects were partially offset by the sale in November 2013 of mortgage servicing rights related to $254.0 million of loans receivable, which resulted in gain on sale of $1.4 million.

On a consolidated basis, Waterstone Federal had pre-tax net income of $1.5 million for the two months ended November 30, 2013, due to unconsolidated pre-tax net income of WaterStone Bank of $1.5 million for the period.

We expect that Waterstone Mortgage Corporation will incur an operating loss for the month of December 2013, due to continued lower loan origination volumes and the costs related to its recent expansion.  We also expect that these expansion costs and the effects of the interest rate environment on our origination volume will continue to negatively affect Waterstone Mortgage Corporation's operating results for the first quarter of 2014.  As a result, Waterstone Mortgage Company may incur an operating loss in the first quarter of 2014 and subsequent periods.  In its efforts to offset recent operating losses, Waterstone Mortgage Corporation intends to continue to reduce expenses, primarily through non-loan originator staff reductions and the consolidation of certain operations.

Financial information provided in this Current Report for the two months ended November 30, 2013 and the quarter ended September 30, 2013 is unaudited.

Item 9.01                          Financial Statements and Exhibits
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date:  December 19, 2013                                                                                                                               /s/ Richard C. Larson
Name:  Richard C. Larson
Title:  Chief Financial Officer